Exhibit 5.1

Hunter Taubman Fischer LLC
1450 Broadway, 26th Floor
New York, NY 10018
 (917) 512-0827 Fax: (212) 202-6380
E-mail: ltaubman@htflawyers.com

August 10, 2015

One Horizon Group, Inc.
1-017 Tierney Building,
University of Limerick,
 Limerick, Ireland.

Ladies and Gentlemen:

We have acted as counsel to One Horizon Group, Inc. a Delaware company (the “Company”), in connection with the issuance and sale of 1,714,286 shares of the Company’s common stock, par value $0.000 per share (the “Common Stock”) and warrants to purchase up to 909,750 shares of Common Stock,  (the “Warrants”, together with shares of Common Stock to be offered, the “Public Securities”) to the Underwriters as contemplated by the Underwriting Agreement between the Company and Aegis Capital Corp., as Representative of the Several Underwriters dated August 4, 2015 (the “Underwriting Agreement”). Capitalized terms defined in the Agreement and used but not otherwise defined herein shall have the same meaning as in the Underwriting Agreement. This opinion is being rendered at the request of the Company pursuant to Section 4.2.1 of the Underwriting Agreement solely with regard to the Closing to be held on August 10, 2015 (the " Closing"), pursuant to the Underwriting Agreement.

In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed: (a) the genuineness of all signatures; (b) the legal capacity of all natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents; and (e) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates and upon the representations and warranties contained in the Underwriting Agreement, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

As used herein with respect to any opinion or statement, the phrase “to our knowledge,” “known to us” or “of which we are aware,” or any other phrase of similar meaning, limits the opinion or statement it qualifies to the current conscious awareness by lawyers in the Primary Lawyer Group (as defined below) of factual matters or other information such lawyers recognize as being relevant to the opinion or statement so qualified.  “Primary Lawyer Group” means any lawyer in this firm who (i) signs this opinion on behalf of the firm or (ii) actively renders legal services in connection with negotiating, documenting or reviewing the transactions contemplated by the Agreement.  In connection with delivering this opinion, the lawyers in the Primary Lawyer Group, with your consent, have not made any inquiry of other lawyers practicing law with this firm or any review of files maintained by this firm.

We have also assumed that the Underwriting Agreement has been duly authorized, executed and delivered by each party thereto other than the Company and constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

(1) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own or lease, as the case may be, and operate its respective properties, and to conduct its business, as described in the Registration Statement (File No. 333-205049), the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(2) To our knowledge, all issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Charter, the Bylaws or, to our knowledge, the Material Contracts (as defined below).  The offers and sales of the outstanding securities were at all relevant times either registered under the Securities Act or exempt from such registration requirements.  The authorized and outstanding shares of capital stock of the Company are as set forth in the Prospectus.

(3) The Public Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and paid for pursuant to the terms of the Underwriting Agreement, will be validly issued and fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders.  The issuance  and sale of the shares of Common Stock and the Warrants and the shares of Common Stock underlying the Warrants contemplated by the Underwriting Agreement are not and will not be subject to the preemptive or similar rights of any holders of any security of the Company arising by operation of law or under the Charter, the Bylaws or the Material Contracts.  We note, however, that the holders of Series A Preferred Stock of the Company are entitled to certain adjustments of the conversion price of Series A Preferred Stock for additional issuance of Common Stock if Public Securities are issued at a price per share less than $4.00 as set forth in the Amended and Restated Certification of Series A Preferred Stock.

(4) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company. The execution, delivery and performance of the Underwriting Agreement and Warrants,  and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Public Securities, do not and will not, whether with or without the giving of notice or the lapse of time or both, (a) violate, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement (collectively, the “Material Contracts”), (b) result in any violation of the provisions of the Charter, the By-laws or any other governing documents of the Company, or (c) violate any law, statute or any judgment, order or decree, rule or regulation applicable to the Company of any Governmental Entity.

(5) The Warrants has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable and will not be subject to the preemptive or similar rights of any holders of any security of the Company arising by operation of law or under the Charter, the Bylaws or the Material Contracts.

(6) The shares of Common Stock and the Warrants offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  No United States or state statute or regulation required to be described in the Prospectus is not described as required (except as to the “blue sky” laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described or incorporated by reference in the Registration Statement, Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement not so described or incorporated by reference or filed as required.

(7) The form of certificate used to evidence the Common Stock and Warrants each complies in all material respects with all applicable Delaware law requirements, with any applicable requirements of the Charter and By-laws and with the requirements of the Exchange.

(8) The statements in the Registration Statement, Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock,” insofar as such statements purport to summarize legal matters, legal conclusions, the Charter, the By-laws, or other agreements or documents discussed therein, are correct in all material respects.

(9) The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations.  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for any such purpose have been instituted or, to such counsel’s knowledge, are pending by the Commission or any other Governmental Entity.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act Regulations, has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

(10) The Company is not required and, after giving effect to the Offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be required, to register as an “investment company,” under the Investment Company Act of 1940, as amended.

(11) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (other than under the Securities Act and the Securities Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement, in connection with the offering, issuance or sale of the Public Securities thereunder or the consummation of the transactions contemplated thereby, except such as have been already made or obtained or as may be required under the rules of the Exchange, state securities laws or the rules of FINRA.

(12) To our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registrant Statement or otherwise registered for sale by the Company under the Securities Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(13) To our knowledge, there are not (a) any pending legal proceedings to which the Company is a party or of which the Company’s property is the subject, or (b) any proceedings contemplated by any Governmental Authority, in each case, which are required to be disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus and are not so disclosed.

(14) To our knowledge, neither the Company, nor any of its affiliates, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of the sales of any such securities under the Securities Act.

(15) Each of (a) the Registration Statement, as of the time it became effective, (b) the Pricing Disclosure Package, as of the Applicable Time, and (c) the Prospectus, as of its date (in each case other than (a) the financial statements and supporting schedules included or incorporated by reference therein and (b) the documents incorporated by reference therein, in each case, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Securities Act and Securities Act Regulations.

(16) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

In addition to the foregoing, nothing has come to our attention that caused us to believe that (a) the Registration Statement, as of the “new effective date” with respect to the Underwriters and the Public Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act Regulations arising from the filing of the Prospectus with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of its date and as of the Closing Date or Option Closing Date, as applicable, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, such counsel need express no view, and make no statement, with respect to the financial statements and schedules and notes thereto and other financial data derived therefrom that are contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus).

The foregoing opinions are subject to the following qualifications:

(1) in delivering out opinion in Paragraph 1 hereof regarding the valid existence and good standing of the Company, we have relied solely upon the certificate of Good Standing issued by the Secretary of State of Delaware on August 10 , 2015 ;

(2) in delivering our opinions in Paragraphs 3 and 11 hereof, we express no opinion with respect to any provision of the Underwriting Agreement relating to:

(a) the payment or reimbursement of costs and expenses or indemnification or contribution (i) for claims, losses, or liabilities in excess of a reasonable amount determined by a court or other tribunal or attributable to the indemnified party’s or any of its agents’ negligence, bad faith, or misconduct or (ii) otherwise under circumstances where such payment, reimbursement, or indemnification or contribution is contrary to public policy;

(b) the ability of any party to collect attorneys’ fees and costs in an action involving the Transaction Documents if such party is not the prevailing party in such action or to the extent such fees and costs are greater than such fees and costs as may be determined to be reasonable by a court or other tribunal;

(c) the right of any person to declare a default, accelerate obligations of any other person, or exercise remedies based on non-material breaches of the Transaction Documents;

(d) the ability of any person to obtain specific performance, injunctive relief, liquidated damages, rescission or any similar remedy in any proceeding;

(e) the appointment of any person as attorney-in-fact; or

(f) any waiver of any course of dealing or delay in action by any party or of any rights arising from any such course of dealing or delay.

(3) in delivering our opinion Paragraph 1 and in Paragraph 4 hereof, we express no opinion regarding the requirement of any action or filing by or on behalf of the Company in connection with the conduct of its business in the ordinary course or the ownership or operation of its assets;

(4) we express no opinion with respect to, and have assumed the enforceability of, any provision of the Underwriting Agreement providing for a choice of law or regarding conflicts of laws or pertaining to consent to jurisdiction;

(5) in delivering our opinion in Paragraph 3 hereof with respect to the fully paid status of shares of the Company’s capital stock and, we assume that the Company will receive the full consideration set forth in the Underwriting Agreement;

(6) in delivering our opinions in Paragraph 4 hereof with respect to the execution, delivery and performance of the Underwriting Agreement and the enforceability thereof, we note that: (a) such opinions may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (b) such opinions are subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (c) rights to indemnification or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy relating thereto; and (d) rights to indemnification of officers and directors may be limited by provisions of the Delaware General Corporate Law (“DGCL”);

(7) we express no opinion as to any state securities or Blue Sky laws, or as to any anti-fraud laws;

(8) we express no opinion with respect to compliance with fiduciary requirements;

(9) we note that, with respect to factual matters, we relied upon the representations and warranties in the Agreement; and,

We have assumed that your counsel has not given you any advice that is contrary to any opinion rendered herein and that neither you nor your counsel has any actual knowledge that causes you to reasonably believe that any of the opinions expressed herein is incorrect.  If, to your actual knowledge, circumstances are such that our reliance on the assumptions in this paragraph is inappropriate, and you have not informed us thereof in writing prior to our delivery to you of this opinion, any of our opinions included herein that specifically relate to or are affected by such circumstances shall be deemed not to have been so included herein.

The opinions expressed herein are limited to the DGCL, those Federal laws of the United States of America and those laws of the State of New York, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to transactions of the type contemplated by the Transaction Documents (collectively, the “Applicable Laws”).  Each reference in this letter to the DGCL is a reference to such statute as set forth in the Aspen Publishers Corporation reporter without regard to any judicial decision or administrative decision or interpretation or, other than such statute, any statute, rule, regulation or other law (including, but not limited to, any statute, rule, regulation or other law incorporated in such statute by reference).  No opinion is expressed as to the effect on the matters covered by this letter of the laws of (a) the United States of America or the States of New York and/or Delaware other than the Applicable Laws or (b) any jurisdiction other than the United States of America, the State of New York or the State of Delaware (as to the DGCL), whether in any such case applicable directly or through the Applicable Laws.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

The opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein.  Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

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Very truly yours,

HUNTER TAUBMAN FISHCER LLC.

By:	/s/ Louis Taubman
Louis Taubman
Attorney at Law

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